Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports First-Quarter Financial Results

Board Of Directors Declares Quarterly Dividend

Cambridge, Mass., April 25, 2012 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its 2012 first-quarter financial results.

First-Quarter Financial Performance

•	Total revenues were $70.3 million for the first quarter of 2012, compared with $65.7 million for the first quarter of last year.

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On a GAAP basis, net income was $3.2 million, or $0.14 per diluted share, for the first quarter of 2012, compared with net income of $2.9 million, or $0.13 per diluted share, for the same period last year.

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On a pro forma basis, net income was $5.1 million, or $0.22 per diluted share, for the first quarter of 2012, which reflects a pro forma effective tax rate of 39%. Pro forma net income excludes stock-based compensation of $1.3 million, amortization of $0.6 million of acquisition-related intangible assets, $1.3 million of reorganization costs, and net investment gains of $0.1 million. This compares with pro forma net income of $4.8 million, or $0.21 per diluted share, for the same period in 2011, which reflects a pro forma tax rate of 40%. Pro forma net income for the first quarter of 2011 excludes stock-based compensation of $1.4 million, amortization of $0.7 million of acquisition-related intangible assets, $1.5 million of duplicate lease costs, $0.4 million of acquisition costs, and net investment gains of $0.6 million.

A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.

“Revenue for the quarter was in line with expectations, while operating margin and earnings per share exceeded guidance,” said George F. Colony, Forrester’s chairman and chief executive officer. “Clients are providing positive feedback regarding the realignment of our sales force and the innovative and differentiated client-facing experiences we’re investing in.”

Forrester is providing second-quarter 2012 financial guidance as follows:

Second-Quarter 2012 (GAAP):

•	Total revenues of approximately $78.5 million to $81.5 million.

•	Operating margin of approximately 12.0% to 14.0%.

Forrester Research Q1, 2012 Results

•	Other income, net of approximately $0.2 million.

•	An effective tax rate of 39%.

•	Diluted earnings per share of approximately $0.26 to $0.30.

Second-Quarter 2012 (Pro Forma):

Pro forma financial guidance for the second quarter of 2012 excludes stock-based compensation expense of $1.0 million to $1.2 million, amortization of acquisition-related intangible assets of approximately $0.6 million, reorganization costs of $0.1 million to $0.2 million and any investment gains or losses.

•	Pro forma operating margin of approximately 14.5% to 16.5%.

•	Pro forma effective tax rate of 39%.

•	Pro forma diluted earnings per share of approximately $0.30 to $0.34.

Our full-year 2012 guidance is as follows:

Full-Year 2012 (GAAP):

•	Total revenues of approximately $308.0 million to $316.0 million.

•	Operating margin of approximately 11.0% to 12.0%.

•	Other income, net of approximately $0.8 million.

•	An effective tax rate of 39%.

•	Diluted earnings per share of approximately $0.94 to $1.00.

Full-Year 2012 (Pro Forma):

Pro forma financial guidance for full-year 2012 excludes stock-based compensation expense of $4.5 million to $5.0 million, amortization of acquisition-related intangible assets of approximately $2.4 million, reorganization costs of $1.4 million to $1.5 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 14.0% to 15.0%.

•	Pro forma effective tax rate of 39%.

•	Pro forma diluted earnings per share of approximately $1.16 to $1.22.

Quarterly Dividend

Forrester also announced today that its Board of Directors has approved a quarterly dividend of $0.14 per share payable June 20, 2012, to shareholders of record on June 6, 2012.

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Forrester Research Q1, 2012 Results

About Forrester Research

Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 28 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the second quarter of and full-year 2012. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, and possible variations in Forrester’s quarterly operating results. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of income and the table of selected balance sheet and cash flow data are attached.

Contact:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617.613.6000

mdoyle@forrester.com

Jon Symons

Director, Media Relations

Forrester Research, Inc.

+ 1 617.613.6104

press@forrester.com

© 2012, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

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Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenues:
Research services	$49,760	$44,547
Advisory services and other	20,500	21,195

Total revenues	70,260	65,742

Operating expenses:
Cost of services and fulfillment	26,938	25,498
Selling and marketing	25,133	25,465
General and administrative	9,611	8,918
Depreciation	1,993	970
Amortization of intangible assets	614	693
Reorganization costs	1,343	—

Total operating expenses	65,632	61,544

Income from operations	4,628	4,198
Other income (expense), net	409	(109)
Gains on investments, net	59	582

Income before income taxes	5,096	4,671
Income tax provision	1,915	1,760

Net Income	$3,181	$2,911

Diluted income per share	$0.14	$0.13

Diluted weighted average shares outstanding	23,173	23,252

Basic income per share	$0.14	$0.13

Basic weighted average shares outstanding	22,738	22,713

Pro forma data (1):
Income from operations	$4,628	$4,198
Amortization of intangible assets	614	693
Duplicate lease costs	—	1,463
Reorganization costs	1,343	—
Acquisition and integration costs	—	371
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	653	615
Selling and marketing	224	339
General and administrative	446	484

Pro forma income from operations	7,908	8,163
Other income (expense), net	409	(109)

Pro forma income before income taxes	8,317	8,054
Pro forma income tax provision	3,244	3,222

Pro forma net income	$5,073	$4,832

Pro forma diluted income per share	$0.22	$0.21

Diluted weighted average shares outstanding	23,173	23,252

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our pro forma presentation excludes amortization of acquisition-related intangible assets, duplicate lease costs, costs associated with acquisition and integration activities, stock-based compensation, reorganization costs and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.

Consolidated Balance Sheet and Cash Flow Data

(Unaudited, in thousands)

	March 31, 2012	December 31, 2011
Balance sheet data:
Cash, cash equivalents and marketable investments	$252,873	$227,603
Accounts receivable, net	$52,249	$81,378
Deferred revenue	$151,708	$147,887

	Three Months Ended March 31,
	2012	2011
Cash flow data:
Net cash provided by operating activities	$34,886	$32,161
Purchases of property and equipment	$(2,418)	$(10,711)
Repurchases of common stock	$(7,700)	$(8,567)
Dividend paid	$(3,195)	$—